UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2015

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, upon the recommendation of the Governance and Policy Committee, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) elected Stephen R. Wilson as a member of the Board of Directors, effective immediately, with a term expiring at the 2016 annual meeting of stockholders. The Company’s Board of Directors has also appointed Mr. Wilson to serve on its Audit Committee.

Mr. Wilson has served in general management, finance and planning capacities at major companies for nearly 30 years. Since 2015, he has served as an independent consultant at Arthur J. Gallagher & Co., a global insurance brokerage and risk management services firm. Prior to that, Mr. Wilson was an independent consultant at Brock Capital Group LLC, an investment bank, from 2010 until 2014. He was a partner at Camelot Equity Partners from 2007 until 2010. Mr. Wilson has also served in various executive roles, including as: Executive Vice President and Chief Financial Officer of RJR Nabisco, Inc.; Chief Financial Officer of Pepsi Cola USA; Chief Financial Officer of Frito-Lay International and President of Frito-Lay Brazil; Senior Vice President and Chief Financial Officer and, later, President of Cadbury Beverages North America; and Executive Vice President, Finance and Administration and Chief Financial Officer and, later, Chief Administrative Officer of Footstar, Inc.

Mr. Wilson previously served on the board of directors of Newport News Shipbuilding, Inc. from 1996 until the company was acquired by Northrop Grumman Corporation in 2002. He also served as chairman of the audit committee and as a member of the compensation and executive committees.

Mr. Wilson was not elected pursuant to any arrangement or understanding between him and any other persons, and there are no prior relationships between Mr. Wilson and the Company or transactions with the Company in which Mr. Wilson had any material interest that are required to be disclosed under applicable disclosure requirements of the Securities and Exchange Commission.

Mr. Wilson will be entitled to receive compensation under the Company’s non-employee director compensation package, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 19, 2015. In addition, the Company and Mr. Wilson will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Mr. Wilson against liability, subject to certain limitations, arising out of his performance of his duties to the Company. In addition, the Company will agree, subject to certain limitations, to advance expenses Mr. Wilson may incur as a result of any proceeding against him as to which he would be entitled to indemnity.

A copy of the Company’s press release announcing Mr. Wilson’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: October 30, 2015	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary